GREY WOLF BOARD REJECTS THIRD UNSOLICITED OFFER FROM PRECISION DRILLING TRUST AND REAFFIRMS COMMITMENT TO STRATEGIC MERGER WITH BASIC ENERGY SERVICES
HOUSTON, TX
June 27, 2008
Grey Wolf, Inc. (AMEX:GW) announced today that its Board of Directors, after a thorough review and consultation with its financial and legal advisors, has determined that the previously-announced third unsolicited proposal to acquire Grey Wolf by the Precision Drilling Trust (NYSE:PDS and TSX:PD.UN) (“Precision”) is not, and is not reasonably likely to result in, a proposal superior to its pending strategic merger with Basic Energy Services, Inc. (NYSE:BAS). Grey Wolf’s Board of Directors concluded that pursuing discussions with Precision is not in the best interests of Grey Wolf stockholders, particularly in light of Precision’s adamant and publicly-announced refusal to consider any increase in its final offer. An effort to seek clarification of Precision’s proposal led Grey Wolf to conclude that Precision’s third offer was truly Precision’s final, non-negotiable offer.
In addition to Precision’s public and categorical refusal to consider an increased offer for Grey Wolf stockholders, the Grey Wolf Board of Directors weighed a number of other factors, including: the Precision proposal undervalues Grey Wolf and offers an insufficient premium to Grey Wolf stockholders; the considerable uncertainty in the long-term value of Precision’s trust units; the negative outlook for the Canadian drilling and well service markets; the risk of substantial pressure on the market price of Precision’s trust units following a Precision transaction; and possible future under-investment by Precision due to high debt levels and the need to distribute cash.
The Grey Wolf Board of Directors continues to believe that its merger agreement with Basic Energy Services follows Grey Wolf’s long-term strategic plan and maximizes value for Grey Wolf stockholders. The Board of Directors recommends that stockholders vote for the merger at its Special Meeting of Stockholders which is scheduled for July 15, 2008.
The Grey Wolf Board of Directors further explained its analysis of the Precision proposal, noting the following:
Undervaluing of Grey Wolf
Grey Wolf’s Board of Directors believes that Precision’s proposal undervalues Grey Wolf based upon peer company comparisons and the improvements taking place in Grey Wolf’s US drilling and well service markets. The $10.00 offer by Precision implies, based upon analyst consensus estimates, that Grey Wolf is valued at only a 12.0 times multiple of 2009 earnings. In stark contrast, a peer group of companies consisting of Nabors Industries Inc., Patterson-UTI Energy, Inc., Helmerich and Payne, Inc., Union Drilling, Inc. and Pioneer Drilling Company are trading at a median of 14.0 times 2009 earnings, based on consensus analyst estimates. The Precision offer also values Grey Wolf’s enterprise value at only a 5.1 times multiple of 2009 consensus EBITDA. This again compares to the same peer company median of 6.3 times. Thus, Precision’s offer does not even bring Grey Wolf to the peer company medians on either metric and does not give Grey Wolf stockholders a control premium for their investment in Grey Wolf. Grey Wolf’s Board of Directors believes the premium stated in the latest Precision proposal is not calculated using the appropriate ‘unaffected’ Grey Wolf stock price as Grey Wolf’s stock price has likely been temporarily depressed due to both the premium offered to Basic Energy Services in that transaction and the reasons outlined below.
Insufficient Premium to Grey Wolf Shareholders
Since the day prior to the announcement of the Basic Energy Services transaction until the day prior to Precision’s most recent proposal, the stock prices of a peer company group that includes the peer companies outlined above has appreciated by an average of 21.7%. Applying this level of stock price appreciation to Grey Wolf’s stock price prior to the announcement of the Basic Energy Services merger transaction results in an unaffected stock price estimate of $9.25. Based upon this analysis, the price offered by Precision gives Grey Wolf stockholders only an 8% premium, which is significantly below the median of premiums paid in comparable oilfield service transactions.
Uncertainty in Long-Term Value of Precision’s Trust Units
Half the value of Precision’s proposal is in the form of its trust units. Grey Wolf’s Board of Directors believes that the long-term value of Precision’s trust units is uncertain in light of scheduled changes in Canadian tax law that would remove Precision’s tax advantaged status as an income trust and subject it to Canadian income taxes with unpredictable consequences to the value of its trust units, particularly to US investors.
Outlook for Canadian Drilling and Well Service Markets
Grey Wolf’s Board of Directors believes that the outlook for the Canadian drilling and well service markets is negative based on a structural oversupply of equipment in both the drilling and well service markets. Utilization rates for Canadian drilling rigs are the worst since 1992. Also, Grey Wolf believes that the dampening effect of recent changes to Alberta tax laws for oil and gas exploration and production companies, that are due to be effective as of January 1, 2009, will further reduce demand for Canadian drilling services. In contrast, the US oilfield drilling and well service markets have been improving steadily since February, 2008 as a result of commodity prices, steadily increasing permits for drilling and the lowest LNG importation in the US since 2003. Also contributing to the strength of the US drilling and well service markets are significant excitement around the burgeoning resource plays such as the Bakken in North Dakota, the Marcellus in upper Appalachia, the Piceance in Colorado, the Pinedale in Wyoming, the Woodford in Oklahoma, the Barnett in Texas and the newly-defined Haynesville in Louisiana.  Basic Energy Services product lines are well placed to take advantage of these emerging opportunities with their geographic positioning and high quality assets, particularly when combined with Grey Wolf’s deep drilling-biased assets in the lower 48.
Risk of Substantial Pressure on Trust Unit Price
Grey Wolf’s Board of Directors believes that its stockholders have different investment criteria than Precision’s unitholders who own Precision’s trust units to receive frequent distributions. Grey Wolf’s focus has been on re-investing cash flow to drive future growth. The Grey Wolf

Board of Directors also believes that if a transaction with Precision were consummated, there would be substantial turnover in the ownership of Precision’s trust units as former US stockholders of Grey Wolf sell the trust units, placing pressure on the trust unit price.
Possible Future Under Investment
Precision’s required distribution policy may result in Precision having insufficient capital to invest in growth of the post-acquisition combined company, particularly in light of the cyclicality of the oilfield service sector. Precision would significantly increase its debt load if a transaction with Grey Wolf were consummated, which coupled with the required distributions could limit the potential for future growth. A Grey Wolf and Basic Energy Services combination creates a new, stronger company with higher debt ratings, well positioned for continued growth.
Compelling Strategic Benefits of the Basic Energy Services Merger
Grey Wolf’s Board of Directors continues to believe that the pending strategic merger with Basic Energy Services continues to offer the best value for its stockholders for many reasons, including the following:
•	The merger offers both near– and long-term value to Grey Wolf holders, through the immediate return of capital to stockholders and the opportunity to participate in the continued growth of the combined entity;

•	The combined company will have:
o	a broader range of services and the opportunity through cross-selling to capture a larger share of customer expenditures over the entire life of a well;

o	greater size and scale and enhanced growth prospects, including a larger presence in key resource play basins;

o	continued financial flexibility and a solid foundation to pursue domestic and international growth opportunities in a fragmented market:
•	The combined company is expected to benefit from a lower cost of capital;

•	The transaction is expected to be immediately accretive to earnings and cash flow per share; and

•	The merger preserves the ability to participate in future business combinations at potentially higher valuations and control premiums than offered by Precision.
Grey Wolf’s Board of Directors has not changed its recommendation that Grey Wolf’s stockholders vote FOR approval of the pending merger agreement with Basic Energy Services at Grey Wolf’s special meeting of stockholders scheduled for July 15, 2008. The previously-announced merger agreement with Basic Energy Services has not been amended and remains in effect.
Grey Wolf urges its stockholders to deliver their proxies voting FOR the merger. Stockholders needing assistance with their proxy can contact:
Georgeson, Inc.
Banks and brokers call: (212) 440-9800

Grey Wolf stockholders call: (800) 561-3540
Additional Information
Today Grey Wolf expects to file with the SEC a Current Report on Form 8-K that provides additional information concerning the Basic Energy Services/Grey Wolf merger and concerning Grey Wolf’s consideration of Precision’s offer. The Current Report on Form 8-K can be reviewed at the Investor Relations link on Grey Wolf’s website (www.gwdrilling.com) or at the SEC’s website (www.sec.gov).
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a fleet of 121 drilling rigs, which will increase to 123 with the addition of two new rigs in 2008.
Forward Looking Statements and Additional Information
This document may include statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Grey Wolf expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by stockholders and regulatory agencies, the possibility that the anticipated benefits from the proposed merger with Basic Energy Services cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Grey Wolf and Basic Energy Services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither Grey Wolf nor Basic Energy Services intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Registration Statement and Joint Proxy Statement/Prospectus
In connection with the proposed mergers, a registration statement of Horsepower Holdings, Inc. (“Holdings”) has been filed and declared effective by the SEC. Each of Basic Energy Services and Grey Wolf has filed a definitive joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BASIC ENERGY SERVICES, GREY WOLF, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the joint proxy statement/prospectus and other documents containing information about Basic Energy Services and Grey Wolf, without charge, at the SEC’s web site at www.sec.gov, Basic Energy Service’s web site at www.basicenergyservices.com, and Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the joint proxy statement/prospectus and the SEC filings that are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic Energy Services, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Basic Energy Services and Grey Wolf and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found in Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic Energy Services stock by its directors and certain of its executive officers is included in its Annual Report on Form 10-K/A filed April 29, 2008 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
CONTACT: Grey Wolf, Inc.
David Wehlmann, Chief Financial Officer, 713-435-6100
SOURCE: Grey Wolf, Inc.

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